Exhibit 10.22

                                    AGREEMENT
                                    ---------

         THIS AGREEMENT is made and entered into as of this 15th day of August 2000, by and among George Lee ("Lee"), Mike Chen ("Chen"), Alex Chen ("Alex," and together with Lee and Chen, the "Founders") and Mcglen Internet Group, Inc., a Delaware corporation (the "Company").

         WHEREAS, the Founders collectively own more than 63% of the issued and outstanding shares of common stock of the Company; and

         WHEREAS, the Founders have recruited to the Board of Directors a group of persons who the Founders believe can provide significant strategic direction, advice and guidance to the Company, and, as a result significantly increase the value of the shares owned by the Founders; and


         WHEREAS, the Company is in need of additional capital to fund its operations, and the Founders have collectively agreed to make available to the Company an aggregate of 10,000,000 shares of Common Stock of the Company (the "Equity Pool") to be issued by the Company to provide incentives to specific individuals and to assist the Company in raising capital, in each case without diluting the currently outstanding Common Stock of the Company; and

         WHEREAS, the Founders are making available to the Company the shares included in the Equity Pool to assist in the development of the Company and management's efforts to raise capital for the Company, and, thereby enhance the value of the shares of Common Stock of the Company owned by the Founders which are not being contributed to the Equity Pool;

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. CREATION OF EQUITY POOL. Each of the Founders agrees to, and hereby does, make available to the Company the number of shares of Common Stock of the Company set forth opposite each Founder's name below:

          NAME                                    NO. OF EQUITY POOL SHARES
          ----                                    -------------------------
          George Lee                                      4,666,667
                                                          ---------
          Mike Chen                                       4,666,667
                                                          ---------
          Alex Chen                                        666,666
                                                           -------


         Each Founder shall deliver to the Chairman of the Board of the Company certificates representing the number of shares of Common Stock of the Company which each Founder is contributing to the Equity Pool, together with stock powers in blank, in sufficient form to transfer the Equity Pool shares on the books of the Company.

         2. USE OF EQUITY POOL. The shares included in the Equity Pool shall be used by the Company to grant incentives to management and directors, to assist in the development and growth of the Company or to assist the Company, directly or indirectly, in raising capital to fund its operations and development (collectively, "Permitted Uses"). Shares included in the Equity Pool may only be used for Permitted Uses and in such amounts and for such purposes as have been specifically authorized and approved by the Board of Directors of the Company.


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In the case of each such Permitted Use of the Equity Pool, the Company shall be entitled to transfer from the Equity Pool the total number of shares to be issued for such Permitted Use, with the shares to be transferred from the accounts of each Founder as follows: (a) the first 8,000,000 shares of the Equity Pool allocated for a Permitted Uses shall be deducted 50% from the account of George Lee and 50% from the account of Mike Chen in the Equity Pool; and (b) the balance of the shares of the Equity Pool allocated for Permitted Uses shall be deducted from the accounts of the 3 Founders on an equal basis.

         3. FOUNDER'S COMPENSATION. McGlen agrees to pay the founders a 5% consulting fee of any cash received by the firm through "permitted uses" of the pool, immediately upon receipt of funds.

         4. FORM OF EQUITY POOL AWARDS. Each Founder hereby acknowledges and agrees that the Company shall be entitled to use the Equity Pool by direct transfer of shares to members of management, directors or to third parties or by the granting of options, warrants or other rights to acquire shares in the Equity Pool. The Company shall also be entitled to use the shares in the Equity Pool by contribution of such shares to the Company for cancellation in connection with the original issuance by the Company of a corresponding number of shares for a Permitted Use.

         5. POWER OF ATTORNEY. Each Founder hereby appoints the Chief Financial Officer of the Company (or his designee) as the attorney-in-fact for such Founder, with full power and authority to transfer, use and deal with the shares of such Founder included in the Equity Pool.

         6. FURTHER ASSURANCES. Each Founder hereby agrees to execute and deliver to the Company such further documents and instruments, including, without limitation, stock powers, reasonably requested by the Company in connection with the shares included in the Equity Pool, and the transfer and use of such shares.

         7. RESTRICTED SALE OF SHARES.

         7.1 Until the 18 months of the date of this Agreement, Mike Chen and George Lee agree not to sell, transfer or otherwise alienate, directly or indirectly, any shares of Common Stock of the Company owned, directly or indirectly, by such Founder except (a) shares transferred to the Equity Pool and allocated and used for Permitted Uses; and (b) with respect to the remaining shares of Common Stock of the Company owned, directly or indirectly, by such Founder (the "Remaining Shares"), to sell, transfer or alienate not more than
(i) one percent of the Remaining Shares of such Founder in any one calendar month period and (ii) ten percent of the Remaining Shares of such Founder in any consecutive 12 calendar month period.

         7.2 Until the 18 months of the date of this Agreement, Alex Chen agrees not to sell, transfer or otherwise alienate, directly or indirectly, any shares of Common Stock of the Company owned, directly or indirectly, by Alex Chen except (a) shares transferred to the Equity Pool and allocated and used for Permitted Uses; and (b) with respect to the remaining shares of Common Stock of the Company owned, directly or indirectly, by Alex Chen (the "Remaining Shares"), to sell, transfer or alienate not more than (i) 2% of the Remaining Shares of such Founder in any one calendar month period and (iii) twenty percent of the Remaining Shares of Alex Chen in any consecutive 12 calendar month period.

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         8. FOUNDER REPRESENTATIONS AND COVENANTS. Each Founder hereby represents and warrants to the Company that such Founder has the power and authority to enter into this Agreement, and to deliver the shares of Common Stock of the Company being delivered by such Founder to the Equity Pool, free of any pledges, liens, claims or encumbrances (including, without limitation, any rights of first refusal, preemptive rights or other charges as to such shares) (collectively, an "Encumbrance"). Each Founder covenants and agrees not to take any action (or permit any action to be taken), whether voluntary or by operation of law, that would cause or permit the shares of such Founder included in the Equity Pool to be subject to any Encumbrance or to otherwise take any action to transfer or alienate any interest in the shares transferred to the Equity Pool.

         9. TERMINATION OF EQUITY POOL. To the extent that shares of Common Stock of the Company remain in the Equity Pool, which shares have not been allocated or used for a Permitted Use on or prior to the 18-month anniversary of the date of this Agreement, then any shares so remaining shall be released from this Agreement, and certificates representing the shares not so issued or allocated shall be returned to such Founder in proportion to such Founder's proportionate interest in such shares.

         10. INDEMNIFICATION OF FOUNDERS. The Company will use reasonable efforts to structure the transactions in which the shares included in the Equity Pool are used by the Company to not cause the Founders to recognize gain (for federal or state income tax purposes) on the contribution of the shares to the Equity Pool or in connection with the use by the Company of any of the Equity Pool shares. To the extent that the Founders, or any of them, are required to recognize gain for federal or state income tax purposes with respect to the shares included in, or used from, the Equity Pool, the Company agrees to indemnify and hold such Founder harmless with respect to any such tax liability.

         11. AMENDMENT AND MODIFICATIONS. This Agreement may be amended, modified and supplemented only by written agreement among the parties which states that it is intended to be a modification of this Agreement.

         12. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

                  (a)      if to the Company, to:

                           3002 Dow Avenue
                           Suite 114
                           Tustin, California 92780
                           Facsimile No.: (714) 838-9403
                           Attention:  Chairman of the Board

or to such other person or address as the Company shall furnish to the Founders in writing;

                  (b)      if to the Founders to:

                           3002 Dow Avenue
                           Suite 114
                           Tustin, California 92780
                           Facsimile No.:  (714)

or to such other person or address as a Founder shall furnish to the Company in writing.

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         13. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         14. GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts entered into and to be wholly performed within the State of California.

         15. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. Entire Agreement. This Agreement and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

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         IN WITNESS WHEREOF, the undersigned have executed and delivered this
Agreement as of the date first set forth above.


                                                        /S/ GEORGE LEE
                                             -----------------------------------
                                             George Lee


                                                        /S/ MIKE CHEN
                                             -----------------------------------
                                             Mike Chen


                                                        /S/ ALEX CHEN
                                             -----------------------------------
                                             Alex Chen

                                             Mcglen Internet Group, Inc.


                                             By:        /S/ GRANT TREXLER
                                                --------------------------------
                                                Name:   GRANT TREXLER
                                                Title:  CFO

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